UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2008
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1005 Terminal Way, Suite 110, Reno, Nevada		89502
(Address of principal executive offices)		(Zip Code)

(775) 348-9330
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Geneva Resources, Inc. (the “Company”) entered into a Property Finance and Operating Agreement (the “Agreement”) with Allied Minerals (“Allied”) in April 2007, pursuant to which Allied granted to the Company the exclusive right and option (the “Option”) to acquire an initial and undivided 65% beneficial and economic interest in certain mineral properties located in Nigeria.

Under the terms of the Agreement the Company had the right to proceed with the Option, upon written notice to Allied, prior to the expiration of the term of the Agreement.

The term of the Agreement (as extended) expired on January 31, 2008, without the Company providing notice to proceed with the Option to Allied and, accordingly, the Agreement effectively terminated on that date.

As a result, the Company has relinquished and no longer holds any interest in the Nigerian properties.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 11, 2008.	GENEVA RESOURCES, INC.
/s/ “Marcus M. Johnson”
Marcus M. Johnson
President, Chief Executive Officer and a
director

__________